Ziegler, Ziegler & Associates LLP

Counselors at Law

570 Lexington Avenue, Suite 2405

New York, New York 10022

(212) 319-7600

Telecopier (212) 319-7605

January 19, 2018

JPMorgan Chase Bank, N.A., as Depositary

4 New York Plaza, Floor 12

New York, New York 10004

American Depositary Shares

evidenced by American Depositary Receipts

for deposited Series B shares of

Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México

Dear Sirs:

Referring to the Registration Statement on Form F-6 relating to the above-entitled American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") evidencing ADSs each representing five Series B shares of Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (the "Company"), a corporation organized under the laws of the United Mexican States. Capitalized terms used herein that are not herein defined shall have the meanings assigned to them in the Deposit Agreement (the “Deposit Agreement”) appearing, or incorporated by reference, in Exhibit (a) to the Registration Statement.

In rendering the opinions set forth herein, we have assumed that (i) the Deposit Agreement will have been duly authorized, executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, (ii) the relevant Deposited Securities will have been duly deposited with a Custodian under and in accordance with all applicable laws and regulations, (iii) that the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of the United Mexican States and (iv) that insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction.

Based upon and subject to the foregoing, assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the Securities and Exchange Commission, we are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the registered holders thereof to the rights specified in the Deposit Agreement and those ADRs.

The foregoing opinion is limited to the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressee hereof cannot use anything contained herein or in any document referred to herein, as “tax advice” (within the meaning given to such term by the U.S. Internal Revenue Service (“IRS”) in IRS Circular 230 and any related interpretative advice issued by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice). Without admitting that anything contained herein or in any document referred to herein constitutes “tax advice” for any purpose, notice is hereby given that, to the extent anything contained herein or in any document referred to herein constitutes, or is or may be interpreted by any court, by the IRS or by any other administrative body to constitute, “tax advice,” such “tax advice” is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code, or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

We hereby consent to the use of this opinion as Exhibit d of the above-mentioned Registration Statement. In giving such consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Ziegler, Ziegler & Associates LLP